SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2009

BANKFINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	0-51331	75-3199276
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

15W060 North Frontage Road, Burr Ridge, Illinois	60527
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 894-6900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 23, 2009, the Company filed a Current Report on Form 8-K that included the Fourth Quarter 2008 Quarterly Financial and Statistical Supplement for the latest five quarters. Due to a revised annualized income tax computation relating to a gain on sale of VISA shares, the Company incorrectly reported its non-GAAP measure of core return on assets for the year ended December 31, 2008 as 0.36%, core return on equity as 1.86% and core dilutive earnings per common share as $0.27. The actual results were as follows: core return on assets of 0.31%, core return on equity of 1.60% and core dilutive earnings per common share of $0.23. All quarterly data was properly reported, and the revision does not affect previously reported GAAP information. The revised table of the Quarterly Financial and Statistical Supplement is included as Exhibit 99.1 to this report.

The information in the preceding paragraph, as well as Exhibits 99.1, is considered to be “filed” under the Securities Exchange Act of 1934, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description
99.1	Quarterly Financial and Statistical Supplement – revised tables

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANKFINANCIAL CORPORATION

Date: April 30, 2009	By:	/s/ F. MORGAN GASIOR
F. Morgan Gasior
Chairman of the Board, Chief Executive
Officer and President